Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 547 to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long ADI Daily ETF, Tradr 2X Long AXTI Daily ETF, Tradr 2X Long CPNG Daily ETF, Tradr 2X Long MPWR Daily ETF, Tradr 2X Long PDYN Daily ETF, Tradr 2X Long SIDU Daily ETF, Tradr 2X Long STX Daily ETF, Tradr 2X Long TER Daily ETF, Tradr 2X Long TTMI Daily ETF, Tradr 2X Long YSS Daily ETF, Tradr 2X Short CRML Daily ETF, Tradr 2X Short LITE Daily ETF, Tradr 2X Short MARA Daily ETF, Tradr 2X Short ONDS Daily ETF, Tradr 2X Short RDW Daily ETF, Tradr 2X Short SNDK Daily ETF, Tradr 2X Short STX Daily ETF, Tradr 2X Short USAR Daily ETF, Tradr 2X Short UUUU Daily ETF and Tradr 2X Short WDC Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 22, 2026